UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2014, the board of directors appointed Chad Burkhardt as vice president, general counsel and corporate secretary of TransAtlantic Petroleum Ltd. (the “Company”), effective August 24, 2015.

Matthew W. McCann, who currently serves as general counsel and corporate secretary of the Company will remain general counsel and corporate secretary until August 24, 2015, when he will be replaced by Mr. Burkhardt.  Mr. McCann will remain an employee of the Company, in an advisory and support capacity, until October 2, 2015.

Mr. Burkhardt, 41, has served as Partner in the corporate department of Baker Botts L.L.P. since 2008.  There he advised clients on various corporate transactions including corporate securities offerings, mergers and acquisitions and various public company filings. Mr. Burkhardt brings significant cross-border and international transaction experience from a variety of industries ranging from oil and gas exploration, midstream, and oil field services to high-tech and start-up transactions.  Mr. Burkhardt is a graduate of Duke University School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 10, 2015

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Matthew W. McCann
Matthew W. McCann
General Counsel and Corporate Secretary